SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 2, 1996



                          TALLEY INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in Charter)



          Delaware               1-4778           86-0180396
(State or other jurisdiction  (Commission   (IRS Employer Identi-
     of incorporation)        File Number)      fication No.)



2702 North 44th Street, Phoenix, Arizona                         85008
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  602/957-7711




       (Former name or former address, if changed since last report)

Item 5.   Other Events.

     On February 2, 1996 the Registrant's Board of Directors amended the Preferred Share Purchase Rights (as amended, the "Rights") originally issued in 1986 under the Rights Agreement dated as of April 30, 1986, amended as of July 21, 1986, and further amended and restated as of February 2, 1996 (the "Amended Rights Agreement"). The February 2, 1996 amendment extended the expiration date of the Rights (scheduled to expire on April 1, 1996) until February 1, 2006, and modified certain other terms and conditions of the Rights, all as set forth in the Amended Rights Agreement.

     Each Right will entitle its holder to buy one one-hundredth (1/100) of a share of Talley Series C Junior Participating Preferred Stock having the principal terms described below (the "Preferred Stock") at an exercise price of $32.00 per 1/100 share. The Rights are subject to the Amended Rights Agreement, a copy of which is attached to this Report as an Exhibit. All descriptions herein of the Amended Rights Agreement, the Rights and the Preferred Stock are qualified in their entirety by reference to the Amended Rights Agreement, including the exhibits thereto. Such descriptions are general in nature, and a careful review of the Amended Rights Agreement and exhibits thereto is necessary to understand the exact terms and conditions of the Amended Rights Agreement, the Rights, the Preferred Stock and related matters.

     The Rights trade with the Common Stock and are not exercisable, or transferable apart from the Common Stock, until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock (with certain exceptions for inadvertent acquisitions), or (ii) 10 business days (unless extended by the Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer (other than a prior Board-approved offer for all of the Common Stock), the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock. At that time, separate certificates for the Rights will be mailed to holders of Common Stock, and the Rights would then be expected to trade independently. Certain exceptions are set forth in the Amended Rights Agreement s definition of Acquiring Person to ensure that the Rights are not triggered by the holding or accumulation of a large block of Common Stock by a stock plan for the benefit of Talley's employees or by the continued holdings of John J. McMullen (and his affiliates) as Grandfathered Stockholders.
     In the event that any person becomes an Acquiring Person, each Right, other than Rights beneficially owned by the Acquiring

Person and its affiliates and associates (which will thereafter be void), will entitle its holder to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right. In such event, and should Talley thereafter be acquired in a merger or other business combination transaction, or should 50% or more of its consolidated assets or earning power thereafter be acquired by another company, each Right not previously exercised will entitle its holder to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or equivalent equity interests) which at the time of such transaction have a market value of two times the exercise price of the Right. The Board may satisfy an exercise of Rights by delivering Common Stock or equivalent value in the form of cash or certain other securities. If an Acquiring Person holds less than a majority of the Common Stock, the Board can elect to exchange any or all of the Rights (except those held by the Acquiring Person, which would have become void) for shares of Common Stock or equivalent value, at an exchange ratio of one share of Common Stock per Right.

     Unless already exercised, the Rights are redeemable by Talley on 10 days' notice at $.05 per Right prior to any person becoming an Acquiring Person. The Rights will expire on February 1, 2006. Until the Rights are exercised, their holders will have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends. The purchase price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise or exchange of the Rights are subject to adjustment from time to time to prevent dilution. Chemical Mellon Shareholder Services, L.L.C., as successor to Manufacturers Hanover Trust Company, is acting as the Rights Agent.

     So long as the Rights are attached to the Common Stock, Talley will continue to issue one Right with each newly issued share of Common Stock, so that all such shares will have attached Rights. This will include Common Stock issued upon conversion of Talley's convertible preferred stock and Common Stock issued under its stock option and incentive stock plans.

     The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to other series of the Company's preferred stock. Each full share of Preferred Stock will be entitled to a minimum quarterly dividend equal to the greater of $25.00 per share or 100 times the quarterly dividend paid on the Common Stock. In the event of liquidation, holders of the Preferred Stock will receive a preferred liquidation payment of $100.00 per share, but will be entitled to receive (if greater than $100.00 per share) an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, and will vote together with the Common Stock except as to certain matters affecting the rights of preferred stockholders. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into stock, securities, cash, or other property, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The foregoing rights of the Preferred Stock are protected against dilution in the event additional shares of capital stock are issued.

     Except as set forth in the Amended Rights Agreement, the terms and conditions of the Rights, and the provisions of the Amended Rights Agreement, are subject to further amendment without the necessity of any consent or vote of the holders of the Rights.

     Also on February 2, 1996, the Registrant's Board of Directors approved a transaction providing for the immediate conversion of John J. McMullen's 120,293 shares of Talley Series D Preferred Stock into 1,202,930 shares of Talley Common Stock and the issuance of an additional 702,919 shares of Common Stock. The Series D Preferred Stock has been held in a voting trust agreement since its issuance in connection with the Registrant's 1988 acquisition of the naval engineering subsidiary founded by Mr. McMullen. First Interstate Bank of Arizona, N.A., serves as the voting trustee. The 1.9 million shares of Common Stock will continue to be held in the voting trust, which is being extended under the agreement until March 2001 and revised in various respects to tighten the transfer restrictions and alter the voting provisions. Among other things, the amended voting trust agreement permits only limited sales of Common Stock prior to expiration of the trust on March 1, 2001 (subject to earlier termination in certain specified circumstances). The Amended and Restated Voting Trust Agreement dated February 7, 1996 has been signed by all parties, and the conversion of the Series D Preferred Stock and the issuance of the additional shares of Common Stock to the voting trustee are expected to be completed within the next few days. A copy of that Agreement is attached to this Report as an Exhibit, and the foregoing descriptions of certain provisions thereof are qualified in their entirety by reference to that Exhibit.

     The conversion of the Series D Preferred Stock automatically extinguishes all accrued and unpaid dividends on that stock, which have been accruing since the first quarter of 1991 and totalled approximately $2.57 million as of December 31, 1995.
The dividend rate on the Series D Preferred Stock is scheduled to escalate dramatically in February 1998 (from $4.50 per share to $15.75 per share) if the stock remains outstanding at that time. Following the conversion, no Talley Series D Preferred Stock will remain outstanding.

     The transaction will not impact the net earnings of the Company in the first quarter of 1996, but "earnings applicable to common shares (after deduction of preferred stock dividends)," as supplementally disclosed by the Company, and the "earnings per share of common stock and common equivalent share" will be reduced. The excess of the fair value of the common shares transferred in the transaction by the Company to Mr. McMullen over the fair value of the common shares issuable pursuant to the original conversion terms will be subtracted from net earnings in the calculations of net earnings available to common shareholders and earnings per share.

     In addition, Mr. McMullen has extended and modified his consulting arrangement with Talley Manufacturing and Technology, Inc., a subsidiary of the Registrant. A company owned by Mr. McMullen will provide various consulting services for the naval engineering subsidiary and Mr. McMullen will serve as the non-executive chairman of that subsidiary. A copy of that contract is also attached as an Exhibit to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     4.1 Amended and Restated Rights Agreement by and among the Registrant and Chemical Mellon Shareholder Services, L.L.C., successor to Manufacturers Hanover Trust Company of California, as Rights Agent, dated as of April 30, 1986, and amended as of July 21, 1986, and further amended and restated as of February 2, 1996, specifying the terms of the Rights (the "Amended Rights Agreement"), attached as Exhibit 2.4 to the Registrant's Form 8-A dated as of February 2, 1996, incorporated herein by this reference.

     4.2 Certificate of Designations, Preferences and Rights for the Registrant's Series C Junior Participating Preferred Stock (Exhibit A to the Amended Rights Agreement) attached as Exhibit
2.5 to the Registrant's Form 8-A dated as of February 2, 1996, incorporated herein by this reference.

     4.3 Form of Right Certificate (Exhibit B to the Amended Rights Agreement), attached as Exhibit 1.1 to the Registrant's Form 8-A dated as of February 2, 1996, incorporated herein by this reference. Pursuant to the Amended Rights Agreement, printed Rights Certificates will not be mailed until any person, entity or group acquires beneficial ownership or announces its intention to commence a tender or exchange offer for beneficial ownership of 15% or more of the Common Stock.

     9.1  Amended and Restated Voting Trust Agreement dated
February 7, 1996 by and among the Registrant, John J. McMullen and First Interstate Bank of Arizona, N.A., as Trustee.

     99.1 Consulting Agreement dated February 7, 1996 by and among Talley Manufacturing and Technology, Inc. and McMullen
Consultants Inc.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   TALLEY INDUSTRIES, INC.


Dated:  February 7, 1996           By Mark S. Dickerson
                                      Mark S. Dickerson,
                                      Secretary

                               EXHIBIT INDEX


   EXHIBIT
     NO.                          EXHIBIT

     4.1       Amended and Restated Rights
               Agreement by and among the
               Registrant and Chemical Mellon
               Shareholder Services, L.L.C.,
               successor to Manufacturers Hanover
               Trust Company of California, as
               Rights Agent, dated as of April 30,
               1986, and amended as of July 21,
               1986, and further amended and
               restated as of February 2, 1996,
               attached as Exhibit 2.4 to the
               Registrant's Form 8-A dated as of
               February 2, 1996, incorporated
               herein by this reference.

     4.2       Certificate of Designations,
               Preferences and Rights for the
               Registrant's Series C Junior
               Participating Preferred Stock
               (Exhibit A to the Amended Rights
               Agreement) attached as Exhibit 2.5
               to the Registrant's Form 8-A dated
               as of February 2, 1996,
               incorporated herein by this
               reference.

     4.3       Form of Right Certificate
               (Exhibit B to the Amended Rights
               Agreement), attached as Exhibit 1.1
               to the Registrant's Form 8-A dated
               as of February 2, 1996,
               incorporated herein by this
               reference.

     9.1       Amended and Restated Voting Trust
               Agreement dated February 7, 1996 by
               and among the Registrant, John J.
               McMullen, and First Interstate Bank
               of Arizona, N.A., as Trustee.

     99.1      Consulting Agreement dated February
               7, 1996 by and among Talley
               Manufacturing and Technology, Inc.
               and McMullen Consultants Inc.